Exhibit 8

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

The Board of Directors

Husky Energy Inc.

      We consent to the use of our report dated February 2, 2004 included in this annual report on Form 40-F to be filed with United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 19934, as amended.

      We also consent to the incorporation by reference of our report in the Registration Statement of Husky Energy Inc. on Form F-9 (No. 333-89714).

/s/ KPMG LLP

Chartered Accountants

Calgary, Canada

March 18, 2004